Gibraltar Industries President and CEO William Bosway to Become Chairman of the Board of Directors in January 2022
Succeeds William Montague, Who will be Appointed Chairman Emeritus of the Board Effective January 1, 2022
Atlee Valentine Pope to be Named Lead Independent Director

Buffalo, New York, October 27, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, announced today that it has named President and Chief Executive Officer William Bosway as Chairman of the Board of Directors effective January 1, 2022. Mr. Bosway will succeed William Montague, who plans to retire from the Board of Directors at the end of his current term and not stand for re-election at Gibraltar’s 2022 annual meeting of stockholders. Mr. Montague will serve as Chairman Emeritus from January 1, 2022 until the end of his term, reflecting his continued support to Mr. Bosway and ongoing efforts to transition the role of Chairman of the Board during such period. The Board has also named Atlee Valentine Pope as Lead Independent Director effective January 1, 2022. Upon Mr. Montague’s retirement, Gibraltar’s Board will consist of 8 directors, 7 of whom will be independent.

Mr. Montague commented, “Since Bill Bosway was named CEO, he and his management team are doing an outstanding job of forming and executing a strategy to expand Gibraltar’s leadership in growing markets that address core economic needs and leverage the company’s key competencies during an unprecedented business environment. With this change, the Board is asserting its full confidence in his leadership capability to serve all Gibraltar’s stakeholders. Additionally, having completely refreshed the board over the last several years with talents and skillsets to match the challenges faced by public companies in the everchanging business environment, I am confident of the future for Gibraltar.”

Mr. Bosway commented, “Bill Montague’s steady hand has guided Gibraltar’s progress since its inception as a public company and his contributions have been most appreciated during the company’s transformation toward a portfolio emphasis on higher-growth, higher-margin businesses, and the Board’s elevation of the importance of ESG. The Board joins me in thanking him for his dedication and service and his commitment to driving value and stakeholder returns. The Board looks forward to continued collaboration with Atlee Valentine Pope as our lead independent director as we steer Gibraltar toward stronger leadership positions in attractive, growing markets that serve our customers, our communities and the planet.”

Mr. Montague served as Chairman since 2015, as Lead Independent Director since 2010 and as a member of the Board since Gibraltar’s initial public offering in 1993.

Ms. Pope has served on the Board since 2020 and is President & Chief Executive Officer of Blue Canyon Partners, a business-to-business growth strategy consulting firm which she co-founded in 1998.

About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

LHA Investor Relations
Carolyn Capaccio/Jody Burfening
(212) 838-3777
rock@lhai.com

Forward-Looking Statements
Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.